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                                                                    EXHIBIT 99.3

                            CENTERPOINT ENERGY, INC.

                                OFFER TO EXCHANGE

                3.75% CONVERTIBLE SENIOR NOTES, SERIES B DUE 2023
                               AND AN EXCHANGE FEE
                               FOR ALL OUTSTANDING
                       3.75% CONVERTIBLE SENIOR NOTES DUE 2023
                    (CUSIP NOS. 15189T AA 5 AND 15189T AC 1)

     PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN, THE
          PROSPECTUS DATED    , 2005 AND RELATED LETTER OF TRANSMITTAL

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON          ,             , 2005, UNLESS EARLIER TERMINATED OR EXTENDED.

                                                                          , 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

We are offering to exchange $1,000 principal amount of 3.75% Convertible Senior Notes, Series B Due 2023 (the "new notes") and an exchange fee of $1.50 for each $1,000 principal amount of validly tendered and accepted 3.75% Convertible Senior Notes due 2023 (the "old notes").

The exchange offer is made on the terms and is subject to the conditions set
forth in our prospectus dated      , 2005 and the accompanying letter of
transmittal.

We are asking you to contact your clients for whom you hold old notes. For your use and for forwarding to those clients, we are enclosing copies of the prospectus, as well as a letter of transmittal for the old notes. We are also enclosing a printed form of letter that you may send to your clients, with space provided for obtaining their instructions with regard to the exchange offer. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

MacKenzie Partners, Inc. has been appointed information agent for the exchange offer. Any inquiries you may have with respect to the exchange offer should be addressed to the information agent or to the dealer manager, at the respective addresses and telephone numbers as set forth on the back cover of the prospectus. Additional copies of the enclosed materials may be obtained from the information agent.

                                           Very truly yours,

                                       CenterPoint Energy, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OUR AGENT OR THE AGENT OF THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON OUR OR THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN STATEMENTS MADE IN OUR PROSPECTUS OR THE RELATED LETTER OF TRANSMITTAL.